Amendment #9
to the
AUTOMATIC
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 1, 2004
Between
PRUCO LIFE INSURANCE COMPANY
(THE COMPANY)
And
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE REINSURER)

THE COMPANY and THE REINSURER have by their respective officers agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of April 1, 2010.

1.	Definitions. Unless otherwise defined herein, capitalized terms that are used herein shall have the meanings set forth in the Agreement.

2.	Amendment of Schedule B, Section 1. SCHEDULE B, SECTION 1, REINSURANCE PREMIUMS, is hereby deleted in its entirety and replaced with the following:

[REDACTED]

3.
Effect of Amendment.  This Amendment # 9 shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein.  The Agreement, as amended by this Amendment # 9, is and shall continue to be in full force and effect in accordance with its terms.

4.	Counterparts. This Amendment # 9 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

Y-Excess-2004- PLAZ-PICA-9

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Amendment #9 in duplicate on the dates indicated below.

PRUCO LIFE INSURANCE COMPANY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________	By:________________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Witnessed By:_________________________	Witnessed By:_________________________
Name:_______________________________	Name:_______________________________
Date:_______________________________	Date:_______________________________

Y-Excess-2004- PLAZ-PICA-9